POWER OF ATTORNEY

Each of the undersigned hereby appoints Ronald J. Byrne and Christopher T. Kenney, individually, as his/her true and lawful attorney-in-fact with full power to sign for him/her, in his/her name as officer or director, or both, of American Fidelity Assurance Company, a post-effective amendment to any of the following registration statements under the Securities Act of 1933 and under the Investment Company Act of 1940 (and any and all amendments and supplements thereto, including additional post-effective amendments, with all exhibits and all instruments necessary or appropriate in connection therewith) on Form N-4 (or any other applicable form) to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof:

American Fidelity Separate Account	1940 Act and 1933 Act Registration Nos.
American Fidelity Separate Account A	811 – 01764 2 - 30771
American Fidelity Separate Account B	811 – 08187 333 - 25663
American Fidelity Separate Account C	811 – 21313 333 - 103492

Dated February 15, 2021.

/s/Gregory S. Allen	/s/Theodore M. Elam
Gregory S. Allen, Director	Theodore M. Elam, Director

/s/John M. Bendheim	/s/Lynn Fritz
John M. Bendheim, Director	Lynn Fritz, Director

/s/Ronald J. Byrne	/s/Caroline Ikard
Ronald J. Byrne, Senior Vice President	Caroline Ikard, Director

/s/Lynda L. Cameron	/s/Paula Marshall
Lynda L. Cameron, Director	Paula Marshall, Director

/s/William M. Cameron	/s/Tom J. McDaniel
William M. Cameron, Chairman of the Board and Chief Executive Officer	Tom J. McDaniel, Director

/s/John Cassil	/s/Stephen M. Prescott
John Cassil, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	Stephen M. Prescott, Director

/s/William E. Durrett	/s/Jeanette Rice
William E. Durrett, Senior Chairman of the Board and Director	Jeanette Rice, President and Chief Operations Officer (Principal Executive Officer)

/s/ Charles R. Eitel	/s/Henry Sohn
Charles R. Eitel, Director	Henry Sohn, Director